Exhibit 107

CALCULATION OF FILING FEE TABLES

S-8

HEICO Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	Other	500,000	$253.605	$126,802,500.00	0.0001531	$19,413.46
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share	(2)	Other	500,000	$203.025	$101,512,500.00	0.0001531	$15,541.56

Total Offering Amounts:							$228,315,000.00		$34,955.03
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$34,955.03

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 (the “Common Stock”), and Class A Common Stock, par value $0.01 ("Class A Common Stock"), as may be issuable under the HEICO Savings and Investment Plan, as amended (the “Plan”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock and Class A Common Stock. Represents additional shares of Common Stock and Class A Common Stock of HEICO Corporation issuable under the Plan. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share, maximum aggregate offering price and registration fee are based on a price of $253.605 per share of Common Stock, which price is an average of the high and low sales prices of the Common Stock as reported on The New York Stock Exchange on April 14, 2025.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 (the “Common Stock”), and Class A Common Stock, par value $0.01 ("Class A Common Stock"), as may be issuable under the HEICO Savings and Investment Plan, as amended (the “Plan”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock and Class A Common Stock. Represents additional shares of Common Stock and Class A Common Stock of HEICO Corporation issuable under the Plan. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share, maximum aggregate offering price and registration fee are based on a price of $203.025 per share of Class A Common Stock, which price is an average of the high and low sales prices of the Class A Common Stock as reported on The New York Stock Exchange on April 14, 2025.